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                                                                    Exhibit 99.2



Thank you, Mandy. Good afternoon. This is Hervey Parke, Vice President of Investor Relations for IBM, and thank you all for joining us. Let me quickly give you a few pieces of information.

The press release was sent out a while ago announcing that IBM would acquire PricewaterhouseCoopers' global business consulting and technology services unit, PwC Consulting. This press release is on our website at www.ibm.com.

At this time, the opening page of the presentation should have automatically loaded, and you should be on Chart 1, the title page.

In about 45 minutes, you will also be able to link to the prepared remarks using a link also found at the bottom of the presentation window.

And finally, a replay of this webcast will be available on this website by this time tomorrow.

Now, please click on the NEXT button and move to chart 2.

Certain comments made by Doug Elix, John Joyce, Greg Brenneman or myself during this call may be characterized as forward looking under the Private Securities Litigation Reform Act of 1995.

Those statements involve a number of factors that could cause actual results to differ materially. Additional information concerning these factors is contained in the company's filing with the SEC. Copies are available from the SEC, from the IBM website, or from us in Investor Relations.

Now, please click again on the NEXT button for chart 3.

And at this time, let me turn the call over to John Joyce, IBM's Senior Vice President and Chief Financial Officer.

Thanks, Hervey. Good afternoon, and welcome to our conference call announcing the acquisition of PwC Consulting.

Joining me today are Doug Elix, Senior Vice President and Group Executive of IBM Global Services and Greg Brenneman, President and CEO of PwC Consulting.


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Back at our November and May Security Analysts meetings in New York City, Sam
Palmisano spoke about an underlying change in the IT industry.

To remain competitive in their own markets, and to invest in Information Technology wisely, our customers are looking for more than just hardware and software products. They want to know how an integrated technology plan can leverage their business plan, driving efficiencies through the transformation of their own business processes.

And this is the focus of IBM's strategy, to deliver superior business value to clients through the integration of technology and business process insight.

Today's announcement of the acquisition of PwC Consulting underscores IBM's commitment to this strategy -- accelerates it -- and uniquely positions IBM with capabilities to deliver superior business value and winning IT infrastructure solutions to our customers.

The timing of this acquisition is excellent.

o First, in the current environment, customers want to ensure their IT investments are consistent with their longer-term business objectives. And as this economy strengthens, they will begin to accelerate these investments towards those goals.

o      And second, the market has set a good value for this acquisition.

Now let me turn it over to Doug and Greg to share their views on today's announcement. After they have concluded their remarks, I will wrap it up with a brief financial summary.

At the conclusion of today's prepared remarks, we will open it up to questions from our analysts.

Now, please click again on the NEXT button for chart 4, and let me turn it over to Doug Elix.

Thank you, John.

Good Afternoon. Today is an exciting and historic day for PwC Consulting, IBM Global Services, and IBM as a whole.


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I wanted to speak to you personally, the investment community, and explain the underlying rationale for IBM's acquisition of PwC Consulting. First, let me say clearly that this is not just to grow our services business through an acquisition.

IBM's acquisition of PwC Consulting will create a new and unique organization to assist clients in using information technology to improve business performance. Clients are looking for end-to-end solutions to today's business issues, from business innovation to implementation, and this new organization will be unmatched in its ability to deliver this value.

Improving business efficiency and effectiveness today requires much more than just management consulting, solutions services or IT outsourcing. What's required is a capability to help clients leverage technology to improve their business performance. The combination of business insight, process change capability and information technology expertise is a unique advantage and one that clients are reaching out for.

Clients have a wide range of needs in their organizations, from business process improvement, to more efficient use of information technology.

And, above all, they value in-depth understanding of how to use technology to deal with today's business issues within their industry. They value people that can help them think through, develop and implement new ways to win and improve their business.

So, in one bold move, IBM and PwC Consulting have combined to set a new standard of helping clients by forming the richest portfolio of business and technology services in the industry. Clients realize the advantages of applying technology to business problems. This acquisition uniquely positions IBM to help them do it. This acquisition supports IBM's strategy to deliver superior business value with open-architected, standards-based IT solutions.

PwC Consulting provides deep industry knowledge, real world process and operations expertise, leading business solutions and strong business relationships that are critical for fusing business and IT:

     o   They are number one for Enterprise Resource Planning (from IDC),

     o   They are a leader in customer relationship management (from Gartner),


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     o   And they are a leader in Supply Chain Services (from IDC).

IBM's strategy is to deliver superior business value through the fusion of business and technology. The PwC Consulting acquisition underscores IBM's commitment to this strategy and raises its capability to a new plateau.

Before turning over to Greg, I wanted to speak a moment about the task ahead, the task of integrating PwC Consulting into IBM.

We do intend to fully integrate PwC Consulting into IBM Global Services, under the IBM brand. Ginni Rometty, formerly the head of the Americas services business, will become the general manager of the new unit. Ginni will report directly to me.

Teams of our people are already hard at work, in an unparalleled effort to prepare for a smooth transition for PwC Consulting clients and employees.

In summary...

Today, our strategy is clear. We have the right business model, and now, an even stronger team. Our acquisition of PwC Consulting has just raised the bar for what we can deliver to our customers.

With that, I'll hand it off to Greg. He will discuss what this means to PwC Consulting clients and its employees.

Good Afternoon, this is Greg Brenneman, President and CEO of PwC Consulting. I want to congratulate both John and Doug on the bold strategic move that they have made. In this transaction everyone wins, IBM, my colleagues at PwC Consulting and, most importantly, our collective clients.

This transaction unleashes PwC Consulting from the independence constraints it operated under as part of an accounting firm. As we studied our options, it was always clear to us that the best option was to be acquired by IBM. This acquisition will not only allow the business to flourish, but will create a new and unique capability unmatched in the industry. It achieves the goals we set for the separation and goes much further by providing our clients and our professionals with greater opportunities and access to innovative solutions.


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PwC Consulting clients will be able to assess a broad range of capabilities including:

     o   leading technology research and innovation,

     o   the largest outsourcing and integration service provider in the world,

     o   access to IBM global financing working capital for business change,

     o Extensive offshore operations and a new utility services model - e-business on demand.

     o   IBM's own industry and solution capabilities.

We are excited about what these capabilities will mean to our clients, and know with confidence that we will be unmatched in the marketplace.

In addition, PwC Consulting employees will have better upside in their careers by joining the winning team at IBM. They will be able to assist IBM in delivering a very clear strategy.

Now, please click again on the NEXT button for chart 5.

John...

Thanks, Greg.

IBM first considered the acquisition of PwC Consulting over two years ago, for many reasons:

     o Their deep client relationships with access to senior customer executives,

     o   A superb, experienced management team,

     o   A cultural fit with an emphasis on entrepreneurial talent,

     o   A shared delivery philosophy and vision,

     o And importantly, they had the business insight of a strategic consultant as well as their skills as an IT consultant, to add to our existing initiatives.

But in 2000, we could not justify the valuation at that time. However, the current market has created a unique opportunity for both parties to come to mutually acceptable terms.

Now, please click again on the NEXT button for chart 6, and we'll discuss the


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financial significance of this to IBM.

For their 2002 fiscal-year just ended in June, PwC Consulting's projected financial results are:

       o Net Revenue, excluding client reimbursables, of approximately $4.9 billion,

       o      Gross profit margins of approximately 29%,

       o      Operating Profit Margins of approximately 4%, excluding charges,

       o      And some 30,000 employees, including approximately 1,300 partners.

With the estimated $3.5 billion purchase price at a multiple to revenue of 0.7, IBM is looking for several immediate benefits, including:

       o cost synergies derived from operating within IBM's infrastructure and corporate resources -- and from the changeover from the partnership model,

       o      And new drivers of revenue across IBM.

              In addition, market concerns about auditor and consulting conflicts have recently impacted PwC's growth.

              Their joining IBM resolves this concern.

With restructuring charges, we expect this transaction to reduce earnings per share by almost $0.30 in the 4th quarter of this year.

       We believe the acquisition will be accretive in the 4th quarter of 2003.

       So by year-end 2004, we anticipate that this unit will contribute double-digit revenue growth, at a profit margin comparable to the rest of IBM Global Services.

The estimated $3.5 billion purchase price will be in the form of $2.7 billion dollars in cash, $400 million in a convertible note and $400 million in stock.

This will be funded from our strong cash flow and strong balance sheet. Now, please click again on the NEXT button for chart 7.

What we see in PwC Consulting is:


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       o      A leading management consulting firm, with key business insight and business process outsourcing capabilities.

       o      A set of blue-chip clients,

       o      Significant revenue and cost synergies,

       o Key services offerings around Customer Relationship Management, ERP, and Human Capital Solutions, as well as SAP-based applications.

Overall, this is a great fit within IBM Global Services that anticipates the IT Services marketplace for years to come.

The strategy is right, and the timing is right. Now Doug, Greg and I will take your questions.

Thanks, John.

Before I turn the call over to the operator to give you polling instructions, let me make my usual request that you refrain from multi-part questions, to give others some time. As always, we are on a tight schedule.

OK Mandy, let's get started.

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-1-

--------------------------------------------------------------------------------


        IBM ACQUISITION OF
        PwC CONSULTING


        JULY 30, 2002





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-2-

--------------------------------------------------------------------------------


CERTAIN COMMENTS MADE IN THIS PRESENTATION MAY BE CHARACTERIZED AS FORWARD LOOKING UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

THOSE STATEMENTS INVOLVE A NUMBER OF FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY.

ADDITIONAL INFORMATION CONCERNING THESE FACTORS IS CONTAINED IN THE COMPANY'S FILING WITH THE SEC. COPIES ARE AVAILABLE FROM THE SEC, FROM THE IBM WEB SITE, OR FROM IBM INVESTOR RELATIONS.




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-3-
                          INDUSTRY PROFIT IS MOVING TO
                                BUSINESS INSIGHT

--------------------------------------------------------------------------------

                                          Share of Industry Profits
                                       ------------------------------
                                       1995    2000    2005     Trend
                                       ----    ----    ----     -----

        Business Insight                10%     13%     17%      Up

        Infrastructure

           Services & Software          30%     29%     41%      Up

           Server/Storage               18%     20%     12%      Down

           Clients                      13%      9%      6%      Down

        Technology                      29%     29%     24%      Down


--------------------------------------------------------------------------------
                                                       Source: IBM Analysis 2002

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                                   [IBM LOGO]






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                            KEY ACQUISITION CRITERIA
--------------------------------------------------------------------------------


                                                   PwC Consulting

        -  Deep client relationships                     X
        -  Superb management team                        X
        -  Cultural fit                                  X
        -  Shared vision and philosophy                  X
        -  Leading business insight                      X


                    ----------------------------------------
                      PwC Consulting represents a one-time
                    opportunity to acquire needed skill sets
                    ----------------------------------------


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                             FINANCIAL PERFORMANCE
--------------------------------------------------------------------------------

PwC PROJECTED FISCAL YEAR 2002:

        -  Net revenue of $4.9 billion
        -  Gross Profit Margin of 29%
        -  Operating Margin of 4%, excluding charges

IBM'S FINANCIAL RETURN:

        -  Estimated purchase price of $3.5 billion
        -  Cost synergies
        -  New revenue drivers
           -  Resolution of auditor independence factor
        -  Accretive to EPS by 4th Quarter of 2003



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-7-
                                    SUMMARY
--------------------------------------------------------------------------------

        -  Leading management consulting firm
        -  Blue-chip clients
        -  Significant revenue and cost synergies
        -  Key services offerings
        - A great fit that defines the IT Services market for years to come






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                                   [IBM LOGO]